EXHIBIT 99.2

EX-99.2 Unaudited interim balance sheets of TransRadio as of September 30, 2009 and December 31, 2008 and the related unaudited interim statements of income and cash flows for TransRadio for the nine-months ended September 30, 2009 and 2008

The unaudited interim financial statements have been prepared by TransRadio without audit or review. In the opinion of management, the accompanying unaudited interim financial statements contain all adjustments necessary to state fairly the financial position and results of operations and cash flows of TransRadio for the interim periods presented.

Balance Sheets of TRANSRADIO SenderSysteme Berlin AG, at September 30, 2009 (Unaudited) and December 31, 2008 (Unaudited)

	(Stated in Euro)
			September 30, 2009	December 31, 2008
	ASSETS	Notes	€	€
A.	Non-current assets
I.	Intangible assets	1	28,316.73	51,592.70
II.	Tangible assets
	1. Technical equipment and machines		5,132.79	5,654.92
	2. Other equipment, operating and office equipment		272,225.82	236,428.71
			277,358.61	242,083.63
			305,675.34	293,676.33

B.	Current assets
I.	Inventories	2
	1. Raw materials and supplies		2,650,409.42	2,252,720.28
	2. Work in process		3,759,862.95	5,976,919.33
	3. Prepayments made		99,456.65	67,819.32
			6,509,729.02	8,297,458.93
II.	Receivables and other assets	3
	1. Trade receivables		751,150.00	453,943.34
	2. Other assets		110,144.33	356,241.34
			861,294.33	810,184.68
III.	Securities	4
	1. Treasury stock		37,440.00	65,000.00
	2. Other securities		142,489.54	178,988.56
			178,929.54	243,988.56
IV.	Cash in hand, bank balances	5	924,752.54	784,060.32
			8,781,380.77	10,135,692.49
C.	Prepaid expenses		8,601.28	24,278.06

			8,789,982.05	10,453,646.88

	EQUITY AND LIABILITIES
A.	Equity capital
I.	Subscribed capital	6	1,500,000.00	1,500,000.00
II.	Capital reserve	6	742,446.55	742,446.55
III.	Income reserves	6
	1. Statutory reserve		36,148.67	36,148.67
	2. Reserve for treasury stock		65,000.00	65,000.00
	3. Other income reserves		1,459,548.26	1,459,548.26
IV.	Profit carried forward		187,502.84	938,212.03
V.	Net loss / net income for the year		522,761.61	-750,709.19
			4,513,407.93	3,990,646.32

B.	Accruals
	Other accruals	7	595,500.00	689,382.98
			595,500.00	689,382.98
C.	Liabilities	8
	1. Prepayments received on account of orders		2,098,264.88	4,259,273.36
	2. Trade payables		424,509.19	1,140,080.71
	3. Other liabilities thereof from taxes €122,604.15; PY; € 44,081.36; thereof relating to social security € 0.00		1,158,300.05	374,263.51
			4,276,574.12	5,773,617.58
			8,789,982.05	10,453,646.88

	The accompanying Notes are an integral part of these interim financial statements.

Statements of Income of TRANSRADIO SenderSysteme Berlin AG, Berlin for the Nine Months Ended September 30, 2009 and 2008

	(Stated in Euro)		Nine Months Ended September 30,
			2009	2008
		Notes	€	€
1.	Sales revenues	9	9,905,998.34	6,847,617.12
2.	Decrease in the work in process
	inventory		-2,281,562.51	-248,438.31
3.	Other operating income	10	238,020.87	67,281.28
			7,862,456.70	6,666,460.09
4.	Cost of materials
	a) Cost of raw materials and supplies
	and of purchased merchandise		- 2,588,672.06	-2,766,279.37
	b) Cost of purchased services		- 175,288.36	-441,238.38
5.	Personnel expenses
	a) Wages and salaries		- 2,578,336.21	-2,471,293.15
	b) Social security costs		- 513,454.91	-480,810.10
6.	Amortisation/depreciation of intangible assets
	and of tangible assets		- 82,230.65	-99,894.04
7.	Other operating expenses	11	- 1,319,222.01	-1,254,370.96
8.	Income from other securities and from long-term
	financial investments		0	0
9.	Other interest and similar income	12	6,828.91	39,857.15
10.	Write-downs on financial assets and securities
	held as current assets	4	- 53,152.02	-91,499.94
11.	Interest and similar expenses	12	- 34,014.80	-12,520.92
12.	Results from ordinary activities before taxes		524,914.59	-911,589.62
13.	Taxes on income	13	-	-96,354.69
14.	Other taxes		- 2,152.98	-4,902.27
15.	Net (loss) / net income for the year		522,761.61	-1,012,846.58

The accompanying Notes are an integral part of these  interim financial statements

TRANSRADIO SenderSysteme Berlin AG
Statements of Cash Flows
Nine Months Ended September 30, 2009 and September 30, 2008
(Stated In Euro)

	2009	2008
Cash flows from operating activities:
Net Income/(loss)	522,762	(1,013,822)
Adjustments to reconcile net income/(loss) to cash used in operating activities:
Depreciation and amortization	82,466	99,894
Changes in assets and liabilities:
Trade receivables	(297,207)	535,112
Prepaid expenses and other current assets	(413,650)	319,228
Work in process	2,217,056	293,778
Other assets	246,097	186,655
Trade payables	(715,572)	(19,093)
Other accruals	(93,883)	142,755
Prepayments received on account of orders	(2,161,008)	(1,239,514)
Other liabilities	(126,046)	(267,366)
Net cash (used in)/provided by operating activities	(738,985)	(962,373)
Cash flows from investing activities:
Securities - current	64,059	13,779
Capital expenditures	(94,465)	(23,166)
Net cash (used in)/provided by investing activities	(30,406)	(9,387)
Cash flows from financing activities:
Proceeds from debt issuance	910,084	—
Dividends	—	(147,400)
Net cash provided by / (used in) financing activities	910,084	(147,400)

Net increase/(decrease) in cash and cash equivalent	140,693	(1,119,160)
Cash and cash equivalents at beginning of period	784,060	2,218,935
Cash and cash equivalents at end of period	924,753	1,099,775
Supplemental disclosure:
Cash paid during the period for interest	34,015	12,521
Cash paid during the period for income taxes	—	96,355

The accompanying Notes are an integral part of these interim financial statements

Notes to the financial statements for the interim periods ended September 30, 2009 and 2008 and for fiscal year 2008

General Remarks

The Company has its headquarters in Berlin and was registered in its present legal form with the Commercial Register on February 6, 2001. The decision for a conversion from a limited liability company (GmbH) to a corporation (AG) was reached at the shareholders' meeting on August 17, 2000. The decision to change the name from TELEFUNKEN SenderSysteme Berlin AG to TRANSRADIO SenderSysteme Berlin AG was reached at the shareholders’ meeting on October 28, 2005 and was registered with the Commercial Register on November 16, 2005.

The financial statements have been prepared in accordance with commercial accounting standards and the supplementary provisions of German Stock Corporation Law.

Basis and Methods

Accounting and Valuation Methods

Accounting and valuation methods are mainly aligned to tax regulations wherever permitted by commercial accounting standards.

Additions to fixed assets were reported at acquisition cost in accordance with tax regulations. Interest on borrowings was not included. Depreciable fixed assets are written off per schedule using the straight-line method over the expected useful life pro rata temporis on the basis of the highest acceptable rates for tax purposes.

Low value items with acquisition or manufacturing costs of not more than € 100.00 are immediately charged to expenditure. Low value items with acquisition or manufacturing costs of more than € 150.00 and up to € 1,000.00 are recorded as collective items in the commercial balance sheet and written off pursuant to Section 6 (2a) EstG (Income Tax Act) in accordance with tax law provisions.

The average cost method has been applied for the valuation of raw materials and supplies.

Work in process is valued at direct materials and production costs plus appropriate portions of production overheads on the basis of regular capacity utilization. Own personnel costs are stated at individual standard rates according to department. Material overheads, general administration and distribution as well as commission costs are not included in the cost of sales capitalised (pursuant to Section 33 Income Tax Directive / EStR – Einkommensteuerrichtlinie). Adequate markdowns have been applied with respect to slow moving items.

As a general rule, receivables and other assets, as well as cash on hand and bank balances, are reported at nominal value. Receivables and foreign currency securities were reported at the selling rate as at the balance sheet date insofar as this is lower than the selling rate valid as at the date the balance sheet was prepared.

Investments held as current assets are reported at cost or the lower market price on the balance sheet date.

Other accruals are reported at the amount deemed appropriate when applying sound business judgment; they take into account all recognizable risks and contingent liabilities.

Liabilities, including customer advances, were valued at the repayment amount. Liabilities in foreign currencies are stated at the exchange rate on the date of transaction or the higher rate as at the balance sheet date.

1.	Intangible assets consist exclusively of software which is reported at acquisition cost less scheduled amortisation.
Investments in the nine months ended September 30, 2009 amounted to T€ 24 and for fiscal 2008 amounted to T€ 8.

2.

	T€ SEPT 30, 2009	T€ DEC 31, 2008
Raw materials and supplies	2,650	2,252
Work in process	3,760	5,977
Prepayments	100	68
Inventories	6,510	8,297

The estimated future sales price of a transmitter type with an inventory value of T€ 472 which is disclosed under work in process is below the completion cost still to be incurred. A respective write-down to the lower fair value in the amount of T€ 172 was recorded during 2008.

The risk of non-saleability of another transmitter type disclosed under work in process at the inventory value of T€ 119 was assessed at 50%. A respective downward valuation adjustment in the amount of T€ 60 was recorded during 2008.

No such adjustments were recorded during the nine months ended September 30, 2009.

3.           Receivables and other assets are due as follows:

	SEPT 30, 2009		DEC 31, 2008
	up to 1 year	over 1 year	up to 1 year	over 1 year
Receivables	T€ 706	T€ 45	T€ 416	T€ 38
Other assets	T€ 110	T€ 0	T€ 356	T€ 0

Receivables with a residual term of more than 1 year consist of customer retention balances.
Other assets include – among other things – receivables from tax authorities associated with tax prepayments as well as domestic and foreign VAT for the nine months ended September 30, 2009 in the amount of T€ 83 and for fiscal year 2008 in the amount of T€ 288.

4.	Securities held as current assets amounting to T€ 180 and T€ 244 as of September 30, 2009 and December 31, 2008, respectively, consisting of the following:

	SEPT 30, 2009	DEC 31, 2008
Treasury stock	T€ 37	65
Other securities	T€ 143	179

T€ 105 and T€ 116 of other securities are assigned as security as of September 30, 2009 and December 31, 2008, respectively.

Treasury stock included 26,000 shares as at September 30, 2009 and December 31, 2008.

Authorization to acquire own shares was obtained at the general meeting of shareholders held on July 14, 2005 and again on July 12, 2007. A downward price adjustment to the lower stock exchange or market price of own shares is reported at an amount of T€ 112 and T€ 84 as of September 30, 2009 and December 31, 2008, respectively. Of this, the amount of T€ 28 and T€ 37 was recognised in the income statement for the nine months ended September 30, 2009 and the fiscal year ended December 31, 2008, respectively.

Other securities consist of both domestic and foreign securities which were subjected to a downward price adjustment to the lower fair value at an amount of T€ 102 and T€ 129 as of September 30, 2009 and December 31, 2008, respectively.

5.
Cash on hand and bank balances on the balance sheet date amounted to T€ 925 and T€ 784 on September 30, 2009 and December 31, 2008, respectively, and included fixed deposits amounting to T€ 576 and 578 T€, respectively, which are pledged to financial institutions as security for bank guarantees.

6.           Share capital is divided into 1,500,000 no-par-value registered shares.

As a result of the downward price adjustment of own shares, the amount of € 37,440.00 was withdrawn from the reserves for treasury stock and transferred to other revenue reserves.

Management Board and Supervisory Board have proposed that an amount of € 147.400.00 be paid out as dividend from the net income for the year 2007. The proposal was approved by the ordinary shareholders’ meeting on August 27, 2007. The dividend was paid out on August 28, 2008. No dividends were declared for 2008.

€
Profit carried forward December 31, 2008	187,502.84
Net income for the nine months ended September 30, 2009	522,761.61
Dividend distribution for 2008	0.00
Profit carried forward September 30, 2009	710,264.45

On September 30, 2009, Lorna Continental S.A., European Office Vaduz, with registered office on the British Virgin Islands, held (as in the previous year on December 31, 2008) an overall direct and indirect majority share in TRANSRADIO SenderSysteme Berlin Aktiengesellschaft.

7.           Other accruals consist of:

	T€ SEP 30, 2009	T€ DEC 31, 2008
Early retirement scheme	225	228
Holidays not taken	170	43
Warranties	105	128
License obligations	54	52
Cost of annual financial statements and audit	17	34
Employers’ liability insurance	15	24
Invoices outstanding	9	15
Litigation risks	0	165

Other accruals	595	689

An accrual for litigation risks was reduced in the first nine months of 2009 reflecting the settlement of the pending labour law litigation for 55 T€ and the resulting reversal of the unused portion of the accrual or 110 T€.

The parameters for determining lump-sum accruals for warranties (T€ 105; previous year: T€ 128) is determined based on are the sales revenues of individual projects, less the stipulated portion of sales not subject to warranty, the agreed warranty months and a percentage rate which is re-calculated every year. As in the previous year, the sales portion not subject to warranty was set at 10%. The percentage rate was calculated as a 3-year average of the quotient from warranty expenses incurred and sales subject to warranty. This generally amounts to approximately 0.060 % of monthly sales in the 2008 through 2009 time period.

8.    As in previous year, prepayments, trade payables and other liabilities are due within one year.

9.           Sales revenues are structured as follows:

	Nine months ended
	Sep 30, 2009 T€	Sep 30, 2008 T€
Domestic sales	1,322	3,830
Intra-community sales	2,708	2,073
Sales with other countries	5,898	964
Discounts granted	-26	-20

Sales revenues	9,910	6,847

10.
Other operating income for the nine months ended September 30, 2008 includes off-period income to an amount of T€ 98 which mainly results from the release of accruals. In addition, this item also includes income from the sale of materials and the passing on of costs.

11.
Other operating expenses include off-period expenses to an amount of T€ 18 and  T€ 6, for the nine months ended September 30, 2009 and the fiscal year ended December 31, 2008, respectively. Other operating expenses mainly consist of rental and leasing expenses, advertising costs, insurance, travel expenses, licenses and transport costs. Furthermore, this item also includes consulting cost, cost of maintenance, insurance, fees and charges and cleaning by external firms.

12.           Net interest income is structured as follows:

	Nine months ended
	Sep 30, 2009 T€		Sep 30, 2008 T€
Other interest and similar income
- Interest income on current account	2		8
- Interest income on fixed term deposit	3		2
- Interest income on securities held as current assets	2	7	3	13
Interest and similar expenses
- Guaranty and suretyship commission	23		21
- Interest on overdrafts	11	34	0	21
		-27		-8

13.	The income tax refund in the amount of T€ 72 is fully attributable to the previous year’s results of ordinary activities.

14.
Financial obligations exist to an amount of T€ 1,092 and T€ 3,006 as of September 30, 2009 and December 31, 2008, respectively, which are neither reported in the balance sheet nor do they have to be disclosed under the balance sheet pursuant to Section 251 HGB. The obligations include order commitments and permanent debt obligations, mainly relating to liabilities from the rental contract for our business premises. Of these, T€ 364 and T€ 2,585, respectively, are expected to fall due in the following fiscal year.

15.           In the interim period ending September 30, 2009 and the fiscal year ended December 31, 2008, the Management Board was made up as follows:

September 30, 2009
Mr. Jochen Huber, certified engineer, Berlin
Mrs. Elisabeth Thullner, certified engineer, Berlin, from April 1, 2009

December 31, 2008
Mr. Jochen Huber, certified engineer, Berlin
Mr. Jörg Rombach, certified engineer, Schönfließ, from August 1, 2008 to September 19, 2008
In accordance with Section 286 (4) HGB, the Company refrained from disclosing any details of the remuneration of members of the management body.

On the balance sheet date and thereafter, the Supervisory Board was made up as follows:

Mr. Max Engler (Chairman), financial consultant, Zurich/Switzerland,
Mr. Eckart G. Winterhoff, business consultant, Düsseldorf,
Mr. Klaus Breitkopf (Vice-Chairman), certified engineer, ret., Baden-Baden.

The Supervisory Board received total remuneration of T€ 37 during the reporting year.

The average number of staff (pursuant to Section 267 (5) HGB) during the fiscal year can be broken down into the following areas:

	SEPT 30, 2009	DEC 31, 2008
Office staff / Administration	16	19
Technical staff	51	52
	68	71

16.           Risks

Sales Risk
As recent business years have shown, the volume of incoming orders will also in be strongly influenced in future by individual projects and fluctuations of a greater or lesser degree. We are faced with increasing price awareness in the individual sales areas.  The Company’s business strategy is aligned to the risks associated with this business field and the shareholders, Management Board and employees are prepared to meet the corresponding challenges. Uncertainties arise with respect to customer behaviour and competition. Shareholders, the Management Board and staff are aware of the high demands placed on the Company’s personnel. Purposeful tackling of existing and possible risks forms the basis for our actions.

Liquidity/Financing Risk
We do not anticipate special risks relating to payment defaults in this connection since our customers are, for the most part, government organizations or government-linked companies.  Periodically, the company requires an additional cash infusion from sources other than their operations.   Currently, any additional liquidity demand is covered by means of prepayments as well as loans from external parties. We will take advantage of all financing possibilities in order to ensure liquidity for the advance payments used for financing future sales. Additional credit facilities with banks are to be drawn upon for the preliminary financing of contractual orders in order to bridge short-term liquidity bottlenecks.  Moreover, exports to other countries are to be secured by means of Hermes export credit guarantees in the future. The Hermes export credit guarantees enable TSB, the exporter, to protect itself against economic (customer-related risks) as well as political risks (country risks). We see growth opportunities with regard to the markets in other countries, in particular. We intend to finance these secured exports through third parties (banks) during the production phase. This will close possible financing gaps that may occur in the course of the year.

Procurement Risk
We have established contractual agreements with various suppliers in order to meet demands respecting our ongoing production activities; this enables us to quickly and flexibly react to changed customer demands and reduces our dependency on only one supplier.  Due to the market situation, we need to be able to furnish spare parts for our transmitters for up to ten years after delivery. For this reason, we often have to pay increased prices to particular suppliers for parts that have already been discontinued.

Tax Risk
In principal, changes may still occur respecting tax assessment periods as from 2004, which have not yet been audited within the scope of an external tax audit. This may result in additional tax payments if an external tax audit should lead to a different interpretation of tax regulations or if tax matters are assessed differently. However, we are presently not aware of any such indications.

17.   Reconciliation of German GAAP to U.S. GAAP

The unaudited interim financial statements included herein of TransRadio SenderSysteme Berlin AG were prepared in accordance with accounting principles generally accepted in Germany (“German GAAP”).  Accounting principles generally accepted in Germany depart materially from accounting principles generally accepted in the United States of America (US GAAP). Following is a summary of the significant adjustments to the statements of income for the nine month periods ended September 30, 2009 and 2008 and the balance sheet as of September 30, 2009, including descriptions of the nature of significant reconciling items. In addition, a description of restricted cash is provided as this item is presented differently for cash flow purposes in German versus US GAAP.

Reconciliation of Net Income / (Net Loss)
Unaudited		Nine months ended
(Amounts in thousands of Euro)		September 30, 2009	September 30, 2008
Net income / (net loss) under German GAAP		523	(1,013)

Description of items having the effect of increasing reported income in the interim period:

Provision for litigation risks	a.		165

Recognition of derivative with fair value	c.	142	-

Recognition of deferred taxes	b.		136

Other additive items	d.	92	96

Description of items having the effect of decreasing reported income in the interim period:

Provision for litigation risks	a.	(165)

Recognition of deferred taxes	b.	(67)

Other deductive items	d.	(31)	(64)

Net income / (net loss) under US GAAP		494	(680)

Reconciliation of Equity (Amounts in thousands of Euro)		September 30, 2009

Equity under German GAAP		4,513

Recognition of deferred taxes on net operating loss	b.	134

Recognition of derivative financial instrument	c.	142

Other adjustments, net	d.	35

Equity under US GAAP		4,824

a. Provision for litigation risks

German GAAP requires that contingent liabilities are measured  with prudence. If the future cash outflow resulting from a past event is within a range of amounts having the same probability of occurrence, the higher amount has to be accrued under the prudence concept. The Company recognized a provision for potential litigation risks in 2008. The case was settled in 2009.

Under US GAAP, ASC 450-20 requires that, if there is no best estimate, the minimum amount within a range is accrued if it is probable that the loss will be incurred. Under US GAAP the provision did not meet the definition of probable, which results in an adjustment having a positive effect on net income in the amount of 165 k€ in 2008. This effect reverses in the interim period ended September 30, 2009.

b. Recognition of deferred taxes

Under German GAAP deferred tax assets and deferred tax liabilities can be offset. If a company shows after the offset a deferred tax asset the recognition of this asset is optional in the statutory financial statements. In addition, in accordance with German GAAP the recognition and measurement of a net operating loss carryforward as an asset is prohibited in the statutory financial statements. The income tax effects of a carryforward cannot be recognized in the financial statements until the future period in which the benefits are realized for income tax purposes. The provision for income taxes in the loss year only reflects the benefit derived, if any, from carrying back the net operating loss to prior years to obtain a refund.

According to US GAAP, ASC 740, all temporary differences and carryforwards must be conferred identical status and their income tax effects are to be given full recognition on the statement of financial position. A valuation allowance is to be provided for that fraction of the computed year-end balances of the deferred income tax assets for which it has been determined that it is more likely than not that the reported asset amount will not be realized. As the Company had not recognized any deferred tax assets and deferred tax liabilities on temporary differences the corresponding adjustments were recognized. Since the Company was not allowed to recognize a net loss carryforward according to German GAAP, the application of US GAAP results in the recognition of a deferred tax asset on the net loss incurred in 2008. Based on the Company’s 2009 budget no valuation allowance was necessary and the full amount of the loss carryforward was recognized in the US GAAP financial statements.

c. Recognition of derivative financial instruments

The Company signed a sales contract denominated in Qatar Rial with a customer in November 2008. In order to economically hedge the foreign currency risk the Company entered into several forward rate agreements to swap Euro with Qatar Rial and vice versa in January and August 2009. According to German GAAP these transactions are considered as pending transactions since neither party has fulfilled the swap contracts so far. Pending transactions cannot be recognized unless a loss will be incurred.

According to US GAAP the fair value of a derivative financial instrument qualifies as an asset and has to be recognized. The Company did not historically designate the contract as a hedging instrument and therefore accounts for the forward currency contract as a derivative as required by US GAAP ASC 815. Therefore, the Company recognized the gain of 142 k€ from the derivative financial instruments in net income during 2009. This amount was more than offset by other adjustments described herein.

d. Other additive (deductive) items

Other reconciling differences between German and US GAAP for the nine month periods ended September 30, 2009 and 2008 and as of September 30, 2009 are not material and relate primarily to the valuation of treasury stock, available for sale investment securities, foreign exchange translation and measurement, and inventory.

Reconciling Items impacting the Statement of Cash Flow activity

Restricted cash

The Company maintains bank deposits that are pledged to financial institutions as security for bank guarantees of performance obligations of TransRadio to its customers. TransRadio is restricted from access to these balances until the related performance obligations are complete. For German GAAP purposes, these amounts are not specifically classified as restricted on the balance sheet but are disclosed as such and are reported as cash and cash equivalents in the Statement of Cash Flows. For US GAAP reporting purposes, the company classified the restricted cash as such on the balance sheet and reclassified to non-current assets the amount of the cash that is restricted beyond a year from the balance sheet date. As of September 30, 2009 and December 31, 2008 these deposits amounted to 576 k€ and 578 k€, respectively. Of these amounts, 50 k€ and 298 k€ were reported as restricted cash – current and 526 k€ and 280 k€ were reported as restricted cash – non-current, respectively. Under US GAAP, changes in the restricted cash balances would be reported as investing activity in the Statement of Cash Flows and restricted cash would not be included in the cash and cash equivalents as of the balance sheet dates.

Debt issued and outstanding

During 2009, TransRadio entered into debt agreements totaling 500 k€ and $300,000 USD. These agreements bear interest at a rate of 5% per year and mature on February 2, 2010. The outstanding amounts on these agreements as of September 30, 2009 equate to 719 k€ and under US GAAP they are required to be classified as short term debt along with current maturities of long term debt of 300 k€, for a total of 1,019 k€  as of September 30, 2009.  Cash activity related to these borrowings is reflected as financing activity in the statement of cash flows.

With the exception of the other U.S. GAAP reconciling entries noted within this document, no other material items would effect the reconciliation of the statement of cash flows from German GAAP to US GAAP